As filed with the Securities and Exchange Commission on September 4, 2018

Registration No. 333-163356

Registration No. 333-107080

Registration No. 333-104442

Registration No. 333-77595

Registration No. 333-33147

Registration No. 333-47835

Registration No. 333-48023

Registration No. 333-11779

Registration No. 333-00883

Registration No. 33-74308

Registration No. 33-8316

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

Post-Effective Amendment No. 1 to Registration Statement No. 333-163356

Post-Effective Amendment No. 1 to Registration Statement No. 333-107080

Post-Effective Amendment No. 1 to Registration Statement No. 333-104442

Post-Effective Amendment No. 1 to Registration Statement No. 333-77595

Post-Effective Amendment No. 2 to Registration Statement No. 333-33147

Post-Effective Amendment No. 2 to Registration Statement No. 333-47835

Post-Effective Amendment No. 2 to Registration Statement No. 333-48023

Post-Effective Amendment No. 1 to Registration Statement No. 333-11779

Post-Effective Amendment No. 1 to Registration Statement No. 333-00883

Post-Effective Amendment No. 1 to Registration Statement No. 33-74308

Post-Effective Amendment No. 1 to Registration Statement No. 33-8316

 UNDER THE SECURITIES ACT OF 1933

SIGMA DESIGNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	001-32207	94-2848099
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(510) 897-0200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Elias Nader

Interim President and Chief Executive Officer and Chief Financial Officer

SIGMA DESIGNS, INC.

47467 Fremont Blvd.

Fremont, California 94538

(510) 897-0200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

James J. Masetti Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, California 94304 (650) 233-4500

Approximate date of commencement of proposed sale to the public: This post-effective amendment withdraws from registration all shares of common stock that remain unsold under Registration Statement Nos. 333-163356, 333-107080, 333-104442, 333-77595, 333-33147, 333-47835, 333-48023, 333-11779, 333-00883, 33-74308 and 33-8316.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act.                                                            ☐

 DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following registration statements of Sigma Designs, Inc., a California corporation (the “Registrant”) on Form S-3 (collectively, the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission (the “SEC”):

Registration Statement No. 333-163356, registering 3,931,352 shares of common stock, no par value per share of the Registrant, which was filed with the SEC on November 25, 2009.

Registration Statement No. 333-107080, registering 1,450,000 shares of common stock, no par value per share of the Registrant, which was filed with the SEC on July 16, 2003.

Registration Statement No. 333-104442, registering 1,606,644 shares of common stock, no par value per share of the Registrant, which was filed with the SEC on April 10, 2003.

Registration Statement No. 333-77595, registering 632,225 shares of common stock, no par value per share of the Registrant, which was filed with the SEC on May 3, 1999.

Registration Statement No. 333-48023, registering 900,000 shares of common stock, no par value per share of the Registrant, which was filed with the SEC on March 16, 1998.

Registration Statement No. 333-47835, registering 3,405,000 shares of common stock, no par value per share of the Registrant, which was filed with the SEC on March 12, 1998.

Registration Statement No. 333-33147, registering 1,100,000 shares of common stock, no par value per share of the Registrant, which was filed with the SEC on August 7, 1997.

Registration Statement No. 333-11779, registering 1,123,760 shares of common stock, no par value per share of the Registrant, which was filed with the SEC on September 11, 1996.

Registration Statement No. 333-00883, registering 1,550,243 shares of common stock, no par value per share of the Registrant, which was filed with the SEC on February 12, 1996.

Registration Statement No. 33-74308, registering 1,480,000 shares of common stock, no par value per share of the Registrant, which was filed with the SEC on January 21, 1994.

Registration Statement No. 33-8316, registering 29,523 shares of common stock, no par value per share of the Registrant, which was filed with the SEC on August 27, 1985.

Pursuant to a plan of liquidation and dissolution (the “Plan of Liquidation”) that was approved by the shareholders of the Registrant on April 17, 2018, the Registrant filed a Certificate of Election to Wind Up and Dissolve with the Secretary of State of California on May 4, 2018. Pursuant to the Corporations Code of the State of California and in accordance with the Plan of Liquidation, the Registrant is winding down its remaining business. On August 15, 2018, the Registrant filed a Form 25 with the SEC to voluntarily delist its no par value common stock from the Nasdaq Stock Market, which delisting became effective on August 27, 2018. The Registrant intends to file a Form 15 to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended. In connection with the Plan of Liquidation and in accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities that remain unsold at the termination of the applicable offering, the Registrant hereby removes and withdraws from registration all shares of the Registrant’s common stock that remain unsold as of the date hereof registered pursuant to the Registration Statements. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in Fremont, State of California, on September 4, 2018.

SIGMA DESIGNS, INC.

By:	/s/ Elias Nader
Elias Nader
Interim President and Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Elias Nader	Interim President and Chief Executive Officer	September 4, 2018
Elias Nader	and Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ Saleel Awsare	Director	September 4, 2018
Saleel Awsare

/s/ J. Michael Dodson	Director	September 4, 2018
J. Michael Dodson

/s/ Martin Manniche	Director	September 4, 2018
Martin Manniche

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